Exhibit 99

Rowan Reports Fourth Quarter and Full-Year 2015 Results

HOUSTON, Feb. 26, 2016 /PRNewswire/ -- For the three months ended December 31, 2015, Rowan Companies plc ("Rowan" or the "Company") (NYSE: RDC) reported net income of $124.4 million, or $0.99 per share. The current quarter includes a gain on the sale of the Rowan Louisiana of $6.3 million (after tax), or $0.05 per share, and a $1.0 million loss on extinguishment of debt (after tax), or $0.01 per share. Excluding the impact of these items, net income as adjusted was $119.1 million, or $0.95 per share, in the fourth quarter of 2015. For the prior-year quarter, the Company reported a net loss of $326.9 million, or $2.63 per share, which included a non-cash asset impairment charge of $438.4 million (after tax), or $3.53 per share, relating to the Company's twelve oldest jack-up rigs. Excluding the impact of this non-cash asset impairment charge, net income was $111.5 million, or $0.89 per share, in the fourth quarter of 2014.

Rowan's revenues were $535.8 million in the fourth quarter of 2015, a decrease of 4% from the prior-year quarter as a significant increase in jack-up idle time more than offset increased contributions from the Company's four newbuild ultra-deepwater drillships.

Additionally, Rowan is pleased to announce a recently executed contract with EOG in Trinidad for the Ralph Coffman. The rig will mobilize from the US Gulf of Mexico and is estimated to commence operations in the third quarter of this year for five wells with an estimated duration of one year at a rate of $135,000/ day, inclusive of amortized lump sum fees.

Tom Burke, President and Chief Executive Officer, commented, "While Rowan finished 2015 with exceptional operational performance and the best safety related performance, highest EBITDA and EBITDA margins in the Company's recent history, we are mindful of the extremely challenging market environment that lies ahead. We have strategically positioned Rowan to weather this difficult business climate through our solid liquidity position, attractive debt maturity profile, low level of capital commitments, substantial backlog, and high-specification and modern fleet. As we continue to navigate through this down cycle we will continue to focus on revenue efficiency and reducing our cost structure to further enhance our competitive position."

Rowan will conduct its earnings conference call on Friday, February 26, 2016, at 10:00 a.m. Central Time. Interested parties are invited to listen to the call by telephone or over the Internet. Individuals who wish to participate on the conference call by telephone may dial (877) 201-0168, or internationally (647) 788-4901. The conference ID is 20623130. You should dial-in approximately five to 10 minutes prior to the scheduled start time. Alternatively, to access the online simulcast and rebroadcast of the conference call, please visit Rowan's website at www.rowan.com. You should connect to our website at least 15 minutes prior to the conference call to register, and download any necessary software.

Rowan is a global provider of contract drilling services with a fleet of 31 mobile offshore drilling units, comprised of 27 jack-up rigs and four ultra-deepwater drillships. The Company's fleet operates worldwide, including the United States Gulf of Mexico, the United Kingdom and Norwegian sectors of the North Sea, the Middle East, and Trinidad. The Company's Class A Ordinary Shares are traded on the New York Stock Exchange under the symbol "RDC." For more information on the Company, please visit www.rowan.com.

Statements herein that are not historical facts are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected business, financial and operating performance and prospects of the Company. These forward-looking statements are based on our current expectations and are subject to certain risks, assumptions, trends and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Among the factors that could cause actual results to differ materially include oil and natural gas prices, the level of offshore expenditures by energy companies, variations in energy demand, changes in day rates, cancellation, early termination or renegotiation by our customers of drilling contracts, risks associated with fixed cost drilling operations, cost overruns or delays in transportation of drilling units, cost overruns or delays in maintenance and repairs, cost overruns or delays for conversion or upgrade projects, operating hazards and equipment failure, risks of collision and damage, casualty losses and limitations on insurance coverage, customer credit and risk of customer bankruptcy, conditions in the general economy and energy industry, weather conditions and severe weather in the Company's operating areas, increasing complexity and costs of compliance with environmental and other laws and regulations, changes in tax laws and interpretations by taxing authorities, civil unrest and instability, terrorism, piracy and hostilities in our areas of operations that may result in loss or seizure of assets, the outcome of disputes and legal proceedings, effects of the change in our corporate structure, and other risks disclosed in the Company's filings with the U.S. Securities and Exchange Commission. Each forward-looking statement speaks only as of the date hereof, and the Company expressly disclaims any obligation to update or revise any forward-looking statements, except as required by law.

Non-GAAP Measures
We report our financial results in accordance with generally accepted accounting principles (GAAP) in the United States. However, in our earnings release and during our earnings calls we may reference company information that does not conform to GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Management believes that an analysis of this data is meaningful to investors because it provides insight with respect to ongoing operating results of the Company and allows investors to better evaluate the financial results of the Company. However, these measures should not be viewed as an alternative to or substitute for GAAP measures of performance, and these non-GAAP measures may not be consistent with previously published Company reports on Forms 10-K, 10-Q and 8-K. Non-GAAP measures we may reference have been reconciled to the nearest GAAP measure in the table entitled Reconciliation of GAAP to Non-GAAP Financial Measures below.

ROWAN COMPANIES PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited (In Millions)

	December 31, 2015	December 31, 2014

ASSETS

Cash and cash equivalents	$ 484.2	$ 339.2
Accounts receivable	410.5	545.2
Other current assets	26.6	54.5
Total current assets	921.3	938.9
Property, plant and equipment - net	7,405.8	7,432.2
Other assets	20.2	21.2
TOTAL	$ 8,347.3	$ 8,392.3

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$ 109.6	$ 102.8
Other current liabilities	219.1	230.4
Total current liabilities	328.7	333.2
Long-term debt	2,692.4	2,788.5
Other liabilities	553.7	579.2
Stockholders' equity	4,772.5	4,691.4
TOTAL	$ 8,347.3	$ 8,392.3

ROWAN COMPANIES PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited (In Millions Except Per Share Amounts)

	THREE MONTHS ENDED DECEMBER 31		TWELVE MONTHS ENDED DECEMBER 31

	2015	2014	2015	2014

REVENUES	$ 535.8	$ 556.2	$ 2,137.0	$ 1,824.4

COSTS AND EXPENSES:
Operations	235.8	279.5	993.1	991.3
Depreciation and amortization	102.2	92.6	391.4	322.6
Selling, general and administrative	27.4	33.8	115.8	125.8
(Gain) loss on disposals of property and equipment	(9.8)	(3.5)	(7.7)	(1.7)
Material charges, settlements and other expenses	-	565.6	337.3	553.1
Total	355.6	968.0	1,829.9	1,991.1
INCOME FROM OPERATIONS	180.2	(411.8)	307.1	(166.7)
Net interest and other income (expense)	(42.4)	(29.7)	(149.4)	(102.9)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	137.8	(441.5)	157.7	(269.6)
Income tax provision (benefit)	13.4	(114.6)	64.4	(150.7)
NET INCOME FROM CONTINUING OPERATIONS	124.4	(326.9)	93.3	(118.9)
Discontinued operations, net of tax	-	-	-	4.0
NET INCOME	$ 124.4	$ (326.9)	$ 93.3	$ (114.9)

PER SHARE AMOUNTS:
Income from continuing operations	$ 0.99	$ (2.63)	$ 0.75	$ (0.96)
Discontinued operations, net of tax	$ -	$ -	$ -	$ 0.03
Net income	$ 0.99	$ (2.63)	$ 0.75	$ (0.93)

AVERAGE SHARES	125.8	124.3	125.2	124.1

NOTE: See page 8 for supplemental information.

ROWAN COMPANIES PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited (In Millions)

	TWELVE MONTHS ENDED DECEMBER 31

	2015	2014
CASH PROVIDED BY (USED IN):
Operations:
Net income	$ 93.3	$ (114.9)
Adjustments to reconcile net income to net
cash provided by operations:
Depreciation and amortization	392.7	322.6
Deferred income taxes	(1.1)	(182.5)
Gain on disposals of assets	(7.7)	(3.7)
Impairment charges	329.8	574.0
Other - net	52.3	0.7
Net changes in current assets and liabilities	152.9	(145.4)
Net changes in other noncurrent assets and liabilities	(15.3)	(27.8)
Net cash provided by operations	996.9	423.0

Investing activities:
Property, plant and equipment additions	(722.9)	(1,958.2)
Proceeds from disposals of property, plant and equipment	19.4	22.0
Net cash used in investing activities	(703.5)	(1,936.2)

Financing activities:
Proceeds from borrowings, net of issue costs	220.0	792.7
Repayments of borrowings	(317.9)
Payment of cash dividends	(50.5)	(37.7)
Other, net	-	4.6
Net cash provided by (used in) financing activities	(148.4)	759.6

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	145.0	(753.6)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	339.2	1,092.8
CASH AND CASH EQUIVALENTS, END OF PERIOD	$ 484.2	$ 339.2

ROWAN COMPANIES PLC
SUPPLEMENTAL OPERATING SEGMENT INFORMATION
Unaudited (In Millions)

	Three months ended Dec. 31,		Year ended Dec. 31,
	2015	2014	2015	2014
Deepwater:
Revenues	$ 218.1	$ 100.1	$ 747.8	$ 179.8
Operating expenses:
Direct operating costs	69.3	46.6	276.6	87.8
Depreciation and amortization	28.2	13.7	94.6	24.4
Selling, general and administrative	-	-	-	-
Material charges and other	-	-	-	-
Income (loss) from operations	$ 120.6	$ 39.8	$ 376.6	$ 67.6

Jack-ups:
Revenues	$ 317.7	$ 456.1	$ 1,389.2	$ 1,644.6
Operating expenses:
Direct operating costs	166.5	232.9	716.5	903.6
Depreciation and amortization	70.7	73.7	283.9	283.5
Selling, general and administrative	-	-	-	-
Material charges and other	(9.7)	565.7	328.8	544.8
Income (loss) from operations	$ 90.2	$ (416.2)	$ 60.0	$ (87.3)

Unallocated costs and other:
Revenues	$ -	$ -	$ -	$ -
Operating expenses:
Direct operating costs	-	-	-	-
Depreciation and amortization	3.3	5.1	12.9	14.7
Selling, general and administrative	27.4	33.8	115.8	125.8
Material charges and other	(0.1)	(3.5)	0.8	6.5
Income (loss) from operations	$ (30.6)	$ (35.4)	$ (129.5)	$ (147.0)

Consolidated:
Revenues	$ 535.8	$ 556.2	$ 2,137.0	$ 1,824.4
Operating expenses:
Direct operating costs	235.8	279.5	993.1	991.4
Depreciation and amortization	102.2	92.5	391.4	322.6
Selling, general and administrative	27.4	33.8	115.8	125.8
Material charges and other	(9.8)	562.2	329.6	551.3
Income (loss) from operations	$ 180.2	$ (411.8)	$ 307.1	$ (166.7)

ROWAN COMPANIES PLC
SUPPLEMENTAL OPERATING INFORMATION
Unaudited

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	December 31, 2015	September 30, 2015	December 31, 2014	DECEMBER 31,
				2015	2014

RIG DAYS:
Operating	2,105	2,275	2,520	9,030	9,281
Out of service (shipyard/transit/inspections/other)	73	97	101	319	1,017
Idle (uncontracted)	404	373	95	1,289	140
Operational downtime (off rate during rig operations)	36	35	29	183	112
Cold stacked	306	164	184	1,003	730
Total available	2,924	2,944	2,929	11,824	11,280

Utilization	72%	77%	86%	76%	82%
Utilization (excluding cold-stacked rigs)	80%	82%	92%	83%	88%

AVERAGE DAY RATES (in thousands):
Jack-ups:
North Sea	$ 278.2	$ 274.3	$ 306.4	$ 279.6	$ 289.8
Middle East	131.6	130.5	145.8	132.2	141.2
Gulf of Mexico	66.7	73.8	150.1	88.6	151.0
All jack-up rigs	176.3	165.3	185.2	173.4	177.3
Drillships	$ 623.3	$ 610.9	$ 658.6	620.5	650.4

OPERATIONS COSTS AND EXPENSES (in millions):
Personnel (a)	$ 155.7	$ 165.6	$ 180.7	$ 680.3	$ 631.7
Repairs and maintenance	38.2	37.6	43.2	140.4	175.5
All other	34.0	32.6	33.5	129.3	130.8
Subtotal (excluding rebillables)	$ 227.9	$ 235.8	$ 257.4	$ 950.0	$ 938.0
Rebillables (equally offset with rebillable revenue)	7.9	11.8	22.1	43.1	53.3

Total	$ 235.8	$ 247.6	$ 279.5	$ 993.1	$ 991.3

(a) Includes labor, fringes, training, travel and catering costs.

ROWAN COMPANIES PLC
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	THREE MONTHS ENDED DECEMBER 31		TWELVE MONTHS
			ENDED DECEMBER 31
	2015	2014	2015	2014
NET INCOME (LOSS):
GAAP NET INCOME (LOSS)	$ 124.4	$ (326.9)	$ 93.3	$ (114.9)
Gain on sale of Rowan Lousiana, net of tax	(6.3)	-	(6.3)	-
Loss on debt extinguishment, net of tax	1.0	-	1.0	-
Non-cash asset impairment charges, net of tax	-	438.4	273.8	446.7
Discrete tax item	-	-	75.3	(41.0)
Litigation charge (proceeds), net of tax	-	-	4.9	(20.9)
Discontinued operations, net of tax	-	-	-	(4.0)
NON-GAAP NET INCOME	$ 119.1	$ 111.5	$ 442.0	$ 265.9

DILUTED INCOME (LOSS) PER SHARE*:
GAAP NET INCOME (LOSS) PER SHARE	$ 0.99	$ (2.63)	$ 0.75	$ (0.93)
Gain on sale of Rowan Lousiana, net of tax	(0.05)	-	(0.05)	-
Loss on debt extinguishment, net of tax	0.01	-	0.01	-
Non-cash asset impairment charges, net of tax	-	3.53	2.18	3.60
Discrete tax item	-	-	0.60	(0.33)
Litigation charge (proceeds), net of tax	-	-	0.04	(0.17)
Discontinued operations, net of tax	-	-	-	(0.03)
NON-GAAP NET INCOME PER SHARE	$ 0.95	$ 0.89	$ 3.53	$ 2.14

ADJUSTED EARNINGS BEFORE INTEREST, TAXES AND DEPRECIATION (EBITDA)
GAAP NET INCOME (LOSS)	$ 124.4	$ (326.9)	$ 93.3	$ (114.9)
Gain on sale of Rowan Lousiana	(9.7)	-	(9.7)	-
Loss on debt extinguishment	1.5	-	1.5	-
Non-cash asset impairment charges	-	565.6	329.8	574.0
Litigation charge (proceeds)	-	-	7.6	(20.9)
Interest (income) expense and other, net	40.9	29.7	147.9	102.9
Depreciation and amortization	102.2	92.6	391.4	322.6
Income tax expense (benefit)	13.4	(114.6)	64.4	(150.7)
Discontinued operations, net of tax	-	-	-	(4.0)
NON-GAAP ADJUSTED EBITDA	$ 272.7	$ 246.4	$ 1,026.2	$ 709.0

* Per share amounts may not sum due to rounding.

CONTACT: Chris Pitre, Director, Investor Relations and Corporate Development, chris.pitre@rowancompanies.com, +1 713 968 6642; OR Carrie Prati, Manager, Marketing and Investor Relations, carrie.prati@rowancompanies.com, +1 713 960 7581